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                                                                   EXHIBIT 10.69



           FIRST AMENDMENT TO CHANGE OF CONTROL SEVERANCE AGREEMENT

       Reference is made to that certain Agreement dated March 24, 1997 between the undersigned, Jose Ofman, as "Executive" and the Company.

       Based on good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be bound hereby, the parties agree as follows:

(1) The first sentence of the Agreement is hereby amended and restated in full as follows:

       THIS AGREEMENT dated as of March 24, 1997, is made by and between the Company and Jose Ofman (the "Executive").

(2) The second "WHEREAS" clause of the Agreement is hereby amended and restated in full as follows:

       WHEREAS the Board of Directors of Wang Laboratories, Inc. (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among such management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

(3) The first sentence of Paragraph 2 of the Agreement is hereby amended and restated in full as follows:

       2. TERMS OF AGREEMENT. This Agreement, which commenced as of March 24, 1997, shall be renewed as of July 1, 1998 (the "Renewal Date") and shall continue in effect while the Executive is employed by the Company for a period of three years from the Renewal Date, provided, however, that commencing on the second anniversary of the Renewal Date and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than ninety days prior to any such anniversary date either party shall have given notice that it does not wish to extend this Agreement (provided that no such notice may be given by the Company during the pendency of or within one year following a Potential Change in Control); provided, further, if a Change in Control shall have occurred during the original, renewed or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six months beyond the month in which such Change in Control occurred.

(4) In Paragraph 6.1 of the Agreement, the phrase "equal to 2.99 times the average of the Executive's base salary and annual bonus received in" is hereby amended and restated as: "equal to 2.99 times the average of the Executive's base salary and annual bonus paid in...."


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(5)    Section (A) of Paragraph 16 of the Agreement is hereby amended and restated in full as follows:

       (A) "Affiliate" shall mean an entity that is controlled by Wang Laboratories, Inc.

(6) Paragraph 16 of the Agreement is hereby amended to add Section 16(A1) as follows:

       (A1) "Base Amount" shall have the meaning defined in section 280G(b)(3) of the Code.

(7) Section (C) of Paragraph 16 of the Agreement is hereby amended and restated in full as follows:

       (C)    "Board" shall mean the Board of Directors of Wang Laboratories,
Inc.

(8) Section (ii) of paragraph 16(E) of the Agreement is hereby amended and restated in full as follows:

       (ii) during any period of twenty-four consecutive months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(9) The following language is hereby inserted, so as to replace the existing language, before subsection (i) of Section (E)(iii) of Paragraph 16 of the
Agreement:

       (iii) the Company or any Subsidiary or Affiliate merges or consolidates with any other corporation, other than

(10) Section (E)(iv) of Paragraph 16 of the Agreement is hereby amended and restated in full as follows:

       (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets or the Company is dissolved and its assets distributed in a judicial proceeding.



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(11)   Section (G) of Paragraph 16 of the Agreement is hereby amended and restated in full as follows:

       (G) Except with respect to Sections 16(E) and (N) hereof, "Company" shall mean Wang Laboratories, Inc. or one of its Subsidiaries or Affiliates, both as defined herein, and any successor to their business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise. For the purposes of Sections 16(E) and (N) hereof, "Company" shall mean Wang Laboratories, Inc. and any successors thereto or any parent thereof.

(12) Paragraph 16 of the Agreement shall be amended to add Section 16(P1) as follows:

       (P1) "Subsidiary" shall mean an entity that is controlled by Wang Laboratories, Inc.

       The parties hereby ratify the Agreement as amended hereby without further changes. This Amendment to the Agreement is executed as a document under seal this __ day of August, 1998.

                                          WANG LABORATORIES, INC.

                                          By: _________________________
                                              Joseph M. Tucci
                                              Chairman of the Board and
                                              Chief Executive Officer

and

AGREED:

By: ______________________
    Jose Ofman







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